PRESS RELEASE

Clorox Announces Executive Leadership Changes Reflecting Continuity and Strong Succession Planning

OAKLAND, Calif., Dec. 10, 2018 – The Clorox Company (NYSE:CLX) today announced the following changes to its executive team, which become effective Jan. 7, 2019:

Linda Rendle, 40, currently executive vice president – Cleaning and Strategy, will advance to the role of executive vice president – Strategy and Operations. In this role, Rendle will retain responsibility for corporate business strategy and will take on responsibility for the company’s five core global functions — Marketing, Sales, Product Supply, Research & Development and Information Technology — as well as the International Division and Nutranext and RenewLife® businesses. She will continue reporting to Chair and CEO Benno Dorer.

Eric Reynolds, 48, currently senior vice president – chief marketing officer, has been promoted to executive vice president – Cleaning and Burt’s Bees, also reporting to Dorer. In this role, Reynolds will have responsibility for the Laundry, Home Care, Professional Products and Burt’s Bees® businesses.

Stacey Grier, 55, currently vice president – Brand Engagement and Enhanced Wellness Marketing, has been promoted to senior vice president – chief marketing officer. She will report to Linda Rendle and join the company’s executive committee.

Commenting on these changes, Dorer said: “It’s a testament not only to their talent and deep experience, but also to the board and executive management’s commitment to long-term development and succession planning. I couldn’t be more pleased to see such capable leaders assume these executive leadership roles, working in partnership with Jon Balousek, 49, who will continue as executive vice president – Specialty and Corporate Development, which includes leading our Glad®, Brita®, Food, Charcoal and Litter businesses. I look forward to continuing to work closely with each of these talented leaders.

“In her 15 years with Clorox, Linda has progressed through several sales and general management positions, including senior vice president – general manager for Cleaning, which is the company’s largest reporting segment, where she has led a period of tremendous sales and profit growth enabled by innovation. In July 2018, she took on responsibility for corporate business strategy and is now actively leading development of the company’s 2025 strategy.

“During his 20 years at Clorox, Eric’s career has spanned general management positions across numerous regions within our International business and more recently Burt’s Bees. This is in addition to his strong track record in marketing roles, including his current role as chief marketing officer, where he has focused the organization on the evolution toward human-centered, purpose-driven brands, enabled by technology and data.

“Stacey joined Clorox in 2016 as vice president – brand and marketing strategy, leading brand purpose development for strategic brands. She later added responsibility for Enhanced Wellness Marketing, overseeing marketing for the Nutranext business and RenewLife® brand. Most recently, she has been vice president of brand engagement, leading channel, content and commerce activation. Prior to joining Clorox, Stacey spent over 25 years in advertising, including serving as chief strategic officer of DDB San Francisco, where she was a valued partner to Clorox.”

These changes follow the resignation of Executive Vice President and Chief Operating Officer Dawn Willoughby, 49, effective Jan. 4, 2019.

“Dawn is a smart, values-led leader, and she leaves a strong mark on our company,” Dorer said. “She led some of the company’s largest businesses through periods of great success and served as a mentor and role model to leaders across the organization. We were fortunate to have Dawn on our team for 18 years, and we wish her the very best.”

“It’s been an honor to work at Clorox,” Willoughby said. “I’ve had a terrific career here, and more than the accomplishments, I will miss the amazing people I’ve been so fortunate to work with at this great company. I look forward to Clorox’s continued success.”

In addition, the company today also announced the following promotions, which are also effective Jan. 7, 2019:

Kevin Jacobsen, 52, currently senior vice president and chief financial officer, has been promoted to executive vice president and chief financial officer.

Kirsten Marriner, 46, currently senior vice president and chief people officer, has been promoted to executive vice president and chief people officer.

“These promotions recognize the impact of Kevin and Kirsten’s outstanding leadership in their respective roles,” Dorer said. “With their skills, expertise and strong business acumen, they will continue to work closely with me and the rest of the executive team to enable and drive the success of our company.

“All of these changes speak not only to our dedication to succession planning and developing a strong executive team to lead the company, but also to ensuring continuity across our business. We continue to have every confidence in our 2020 Strategy to achieve long-term shareholder value creation and believe in the strength of our team and leading brands, supported by strong innovation and marketing strategies, to continue delivering superior consumer value.”

The Clorox Company

The Clorox Company (NYSE: CLX) is a leading multinational manufacturer and marketer of consumer and professional products with approximately 8,700 employees worldwide and fiscal year 2018 sales of $6.1 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags, wraps and containers; Kingsford® charcoal; Hidden Valley® dressings and sauces; Brita® water-filtration products; Burt's Bees® natural personal care products; RenewLife® digestive health products; and Rainbow Light®, Natural Vitality® and Neocell® dietary supplements. The company also markets brands for its industry-leading healthcare and commercial cleaning products under the CloroxPro® name. More than 80 percent of the company's sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

Clorox is a signatory of the United Nations Global Compact, a community of global leaders committed to sustainability. The company has been broadly recognized for its corporate responsibility efforts, included on CR Magazine's 2018 100 Best Corporate Citizens list, Barron’s 2018 100 Most Sustainable Companies, the Human Rights Campaign’s 2018 Corporate Equality Index and the first sector-neutral Bloomberg Gender Equality Index in 2018, among others. In support of its communities, The Clorox Company and its foundations contributed about $20 million in combined cash grants, product donations and cause marketing in fiscal year 2018. For more information, visit TheCloroxCompany.com, including the Good Growth blog, and follow the company on Twitter at @CloroxCo.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, statements about future volumes, sales, foreign currencies, costs, cost savings, margins, earnings, earnings per share, including as a result of the Nutranext acquisition, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as updated from time to time in the Company’s Securities and Exchange Commission filings. These factors include, but are not limited to: intense competition in the Company’s markets; the impact of the changing retail environment, including the growth of e-commerce retailers, hard discounters and other alternative retail channels; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs; the ability of the Company to drive sales growth, increase price and market share, grow its product categories and manage favorable product and geographic mix; dependence on key customers and risks related to customer consolidation and ordering patterns; risks related to the Company’s use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; the Company’s ability to maintain its business reputation and the reputation of its brands; risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions, including those related to the Nutranext acquisition; lower revenue or increased costs resulting from government actions and regulations; the ability of the Company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity and as a result of the Nutranext acquisition; worldwide, regional and local economic and financial market conditions; risks related to international operations and international trade, including political instability; government-imposed price controls or other regulations; foreign currency fluctuations, including devaluations, and foreign currency exchange rate controls, including periodic changes in such controls; changes in U.S. immigration or trade policies, including tariffs, labor claims, labor unrest and inflationary pressures, particularly in Argentina; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; and the possibility of nationalization, expropriation of assets or other government action; the ability of the Company to innovate and to develop and introduce commercially successful products; the impact of product liability claims, labor claims and other legal or tax proceedings, including in foreign jurisdictions; the ability of the Company to implement and generate cost savings and efficiencies; the success of the Company’s business strategies; risks related to additional increases in the estimated fair value of The Procter & Gamble Company’s (P&G’s) interest in the Glad® business such as the significant increase over fiscal year 2018 primarily due to the Tax Cuts and Jobs Act (Tax Act) and the extension of the venture agreement with, and the related R&D support provided by, P&G; the Company’s ability to attract and retain key personnel; supply disruptions and other risks inherent in reliance on a limited base of suppliers; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; the impact of natural disasters, terrorism and other events beyond the Company’s control; the Company’s ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the Company of third-party intellectual property rights; risks related to the effects of the Tax Act on the Company as the Company continues to assess and analyze such effects as well as its current interpretation, assumptions and expectations relating to the Tax Act, and the possibility that the financial impact of the Tax Act on the Company may be materially different from the Company's current estimates based on the Company's actual results for future periods, the Company's further assessment and analysis of the Tax Act, any additional Congressional, administrative or other actions, or other guidance related to the Tax Act and any actions that the Company may take as a result of the Tax Act; uncertainties relating to tax positions, tax disputes and changes in the Company’s tax rate; the effect of the Company’s indebtedness and credit rating on its business operations and financial results; the Company’s ability to pay and declare dividends or repurchase its stock in the future; the Company’s ability to maintain an effective system of internal controls; the impacts of potential stockholder activism; the accuracy of the Company’s estimates and assumptions on which its financial projections are based; and risks related to the Company’s discontinuation of operations in Venezuela.

The Company’s forward-looking statements in this press release are based on management’s views, beliefs, assumptions and expectations regarding future events and speak only as of the dates when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Media Relations

Naomi Greer 510-271-7892, naomi.greer@clorox.com

Aileen Zerrudo 510-271-3075, aileen.zerrudo@clorox.com

Investor Relations

Lisah Burhan 510-271-3269, lisah.burhan@clorox.com

Joel Ramirez 510-271-3012, joel.ramirez@clorox.com